Exhibit 23.2 Consent of Arthur Andersen LLP

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports dated February 8, 2002, included in this Form 10-K, into the Company’s previously filed Registration Statement File No. 333-93229.

/s/ Arthur Andersen LLP

Minneapolis, Minnesota,
March 25, 2002